Exhibit 99.1

Worthington Steel Signs Domination and Profit and Loss Transfer Agreement with Kloeckner & Co SE

Kloeckner shareholder vote expected to take place on October 23, 2026

COLUMBUS, OHIO (September 8, 2026)—Worthington Steel, Inc., (NYSE: WS) announced today that it has signed a domination and profit and loss transfer agreement (“DPLTA”) pursuant to Sections 291 et seq. of the German Stock Corporation Act (AktG) with Kloeckner & Co SE (“Kloeckner”) as the controlled company via its wholly owned subsidiary, Worthington Steel GmbH.

The signing follows the completion of Worthington Steel’s voluntary public takeover offer for Kloeckner on June 3, 2026, and the subsequent delisting of Kloeckner shares from the regulated market of the Frankfurt Stock Exchange, effective August 12, 2026.

“We are pleased to have reached another important milestone in bringing Worthington Steel and Kloeckner together,” said Geoff Gilmore, president and CEO of Worthington Steel. “We continue to make good progress through the planned steps in the process. Subject to the required shareholder approval and completion of the remaining steps, we look forward to moving into the next phase in our combination and to working together to realize the opportunities ahead.”

The DPLTA is subject to approval by Kloeckner shareholders. At least 75% of the share capital represented must approve the agreement at a Kloeckner general meeting. An extraordinary general meeting is expected to take place on October 23, 2026.

Following shareholder approval and completion of the further required steps, the DPLTA will become effective upon registration with the commercial register at Kloeckner’s registered seat, at the earliest on January 1, 2027.

The DPLTA, the joint report of the management boards and further documents relating to the DPLTA will be made available on www.strong-for-good.com upon publication of the invitation to Kloeckner’s extraordinary general meeting.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions is driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 6,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 37 facilities in seven states and 10 countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

About Kloeckner & Co

Kloeckner & Co is now one of the largest producer-independent metals processors and one of the leading steel service center companies. With its distribution and service network of around 110 warehouse and processing locations, primarily in North America and the “DACH” region (Germany, Austria and Switzerland), Kloeckner & Co supplies more than 60,000 customers. Currently, the Group has more than 6,000 employees. Kloeckner & Co had sales of some €6.4 billion in fiscal year 2025. By consistently implementing its corporate strategy, Kloeckner & Co strives to become one of the leading service center and metal processing companies in North America and Europe. The focus is on continued targeted expansion of the service center and higher value-added business, diversification of the product and service portfolio as well as integration of additional CO2-reduced solutions under the Nexigen® umbrella brand.

Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, without limitation, statements regarding the entry into and consummation of the DPLTA and related transactions, including the approval of the DPLTA by Kloeckner’s general meeting with the requisite qualified majority of three fourths of the votes present at the general meeting, the timing of the extraordinary general meeting, the effectiveness and registration of the DPLTA and the anticipated combination of Worthington Steel and Kloeckner. Such forward-looking statements are based on the current expectations of Worthington Steel and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Forward-looking statements are not guarantees of future performance. Risks and uncertainties related to the DPLTA include, but are not limited to, the risk that its effectiveness may be delayed as a result of litigation or otherwise or may not occur, the risk that the DPLTA may be terminated, and risks associated with any appraisal proceedings. Risks and uncertainties may also include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the DPLTA, the impact the DPLTA may have on the business and operations of Worthington Steel, and the ability of Worthington Steel to retain and hire key personnel and maintain relationships with its suppliers and customers. These risks, as well as other risks, are more fully discussed in Worthington Steel’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Any forward-looking statements speak only as of the date of this press release. Except as required by applicable law, Worthington Steel does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

ISIN: DE000KC01000; WKN: KC0100 ISIN: DE000KC01V24; WKN: KC01V2

Media Contacts:

Worthington Steel

Melissa Dykstra

Vice President, Corporate Communications and Investor Relations

Phone: 614-840-4144

Melissa.Dykstra@WorthingtonSteel.com

European Media Contact

Brunswick Group

Julia Klostermann

Director

+49 174-740-2796

Jklostermann@brunswickgroup.com